Exhibit 16.1

Chang G. Park, CPA, Ph. D.
2667 Camino Del Rio South Plaza B San Diego  CALIFORNIA 92108
TELEPHONE (858)722-5953   FAX (858) 761-0341   FAX (858) 764-5480
E-MAIL changgpark@gmail.com

November 14, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Madams or Sirs:

I have read Item 4.01 of Form 8-K/A dated October 20, 2008, of Bio-Matrix Scientific Group, Inc. and am  in agreement with the statements made with respect to information provided regarding Chang G. Park, CPA. I have no basis to agree or disagree with other statements of the registrant contained therein.

Regards,

/s/ Chang Park
Chang G. Park, CPA, Ph.D.